EXHIBIT 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Timea Parris
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283
MINDSPEED® ELECTS MICHAEL HAYASHI OF TIME
WARNER CABLE TO ITS BOARD OF DIRECTORS
Senior Vice President of Advanced Engineering and Subscriber Technologies
To Contribute Broadband Access Network Market Expertise
NEWPORT BEACH, Calif., August 8, 2005 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the election of Michael Hayashi, senior vice president of advanced engineering and subscriber technologies at Time Warner Cable Inc., to a new seat on the company’s board of directors.
     “Mike Hayashi brings to Mindspeed more than 25 years of cable industry technical and marketing expertise, and is leading the development of next-generation triple play as well as VoIP services at Time Warner Cable,” said Raouf Halim, chief executive officer of Mindspeed. “His knowledge of broadband cable consumer technologies and markets will be invaluable to our board of directors and management team as we increase our penetration of the cable infrastructure market.”
     In his position as senior vice president of advanced engineering and subscriber technologies at Time Warner Cable, Hayashi is responsible for leading the development of the company’s triple-play services including video-on demand, high-definition television, and digital video recorder initiatives. He joined Time Warner Cable in 1992 as vice president of international development and also served as vice president, advanced technologies, before being promoted to his current position. Previously, Hayashi held engineering and marketing positions with Scientific Atlanta, and with Pioneer Communications, a division of Pioneer Electronics.

     Hayashi holds a bachelor’s degree in engineering from Harvey Mudd College, Claremont College, and master’s degree in business administration from Ohio State University.
     Elected a Class II director with a term expiring in 2008, Hayashi joins the governance and board composition committee of the Mindspeed board.
     The other Mindspeed directors include Halim; Chairman Dwight W. Decker, chairman of Conexant Systems; Donald R. Beall, retired chairman and CEO of Rockwell International; Donald Gips, group vice president of global corporate development at Level 3 Communications, LLC.; Ming Louie, co-founder and managing director of Mobile Radius, Inc.; Thomas A. Madden, who recently retired as executive vice president and chief financial officer of Ingram Micro Inc.; and Jerre L. Stead, retired chairman and CEO of Ingram Micro.
About Mindspeed Technologies™
     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.
     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.
     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
     To learn more, visit us at www.mindspeed.com.
Safe Harbor Statement
     This press release contains statements relating to Mindspeed, and our future results, including certain projections and business trends, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market demand for our new and existing products; availability and terms of capital needed for our business; our ability to reduce our cash consumption; successful development and introduction of new products; obtaining design wins and developing revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect our intellectual property; our ability to maintain operating expenses within anticipated levels; the ability to attract and retain qualified personnel; and other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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